SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

[_]    Preliminary Information Statement

[_]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement

youticket.com, inc.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[_]    Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11

            1)         Title of each class of securities to which transaction applies:

            2)         Aggregate number of securities to which transaction applies:

            3)         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            4)         Proposed maximum aggregate value of transaction:

            5)         Total fee paid:

[_]    Fee paid previously with preliminary materials.

[_]    Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)         Amount Previously Paid:

            2)         Form Schedule or Registration Statement No.:

            3)         Filing Party:

            4)         Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY
 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

 INTRODUCTION

            This amended Information Statement is being mailed or otherwise furnished to stockholders of youticket.com, inc., a Nevada corporation (the “Company”) in connection with the prior receipt by the Board of Directors of the Company and approval by written consent of the holders of a majority of the Company’s Common Stock (the “Voting Capital Stock”) of a proposal (the “Proposal”) to approve an amendment (the “Amendment”) to the Articles of Incorporation of the Company to change the name of the Company to Weight Loss Forever International, Inc.  This Information Statement was originally filed with the Commission on March 1, 2002.  Due to certain erroneous information contained in that filing, regarding the ownership of certain shares of the Company, the Company is filing this amended document.  The Company has not undertaken to update all of the information in this amended Information Statement, but instead has updated only those areas that were mistaken when this statement was first filed.

Vote Required

            The vote that is required to approve the Proposal is the affirmative vote of shareholders representing a majority of the shares that are entitled to vote on such matters.

            The record date for purposes of determining the number of outstanding shares of common stock of the Company, and for determining stockholders entitled to vote, is the close of business on January 16, 2002 (the “Record Date”), the business day after the Board of Directors of the Company adopted the resolution approving and recommending the Proposal.  As of the Record Date, the Company had 30,755,895 shares of common stock outstanding, and no shares of preferred stock outstanding.  Holders of the shares have no preemptive rights.  All outstanding shares are fully paid and nonassessable.  The transfer agent for the common stock is Olde Monmouth Stock Transfer, 77 Memorial Parkway, Atlantic Highlands, New Jersey 07716, telephone number (732) 872-2727.

Vote Obtained - Section 78.320 NevadaRevised Statutes

            Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.  Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

            Pursuant to Section 78.370 of the Nevada Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action.  This Information Statement is intended to provide such notice.  No dissenters’ or appraisal rights under the Nevada Law are afforded to the Company’s stockholders as a result of the approval of the Proposals.

AMENDMENT TO THE ARTICLES OF INCORPORATION

            On January 16, 2002, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests and directed that there be submitted to the holders of a majority of the Company’s common stock for action by written consent the proposed amendment to Article 1 of the Company’s Articles of Incorporation to change the name of the Company to Weight Loss Forever International, Inc.

            The Board of Directors believes that it is advisable and in the Company’s best interests to change the name in order to more accurately reflect changes in the Company’s business focus and changes in management.

            On January 16, 2002, a majority of the Company’s shareholders approved the amendment by written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 16, 2002, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each current and prospective Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Sobik’s International Franchising, Inc. 300 International Parkway, Suite 100 Heathrow, FL 32745	2,997,368	9.75%
Common Stock	Donald A. Mitchell (2) (3) c/o Int’l Investment Banking, Inc. 2101 W. State Rd, # 221 Longwood, FL 32779	66,667	Less than 1%
Common Stock	Christopher Swartz (2) (4) (5) c/o Sobik’s International Franchising, Inc. 300 International Parkway, Suite 100 Heathrow, FL 32745	-0-	0%
Common Stock	John Martin (2) (5) c/o Sobik’s International Franchising, Inc. 300 International Parkway, Suite 100 Heathrow, FL 32745	6,703,656	21.80%
Common Stock	Marcia Martin c/o Weight Loss Forever 4456 Corporation Lane, Suite 134 Virginia Beach, FL 23462	2,787,231	9.06%
Common Stock	Richard Michael 2100 Mediterranean Avenue, #39 Virginia Beach, CA 23451	2,916,424	9.48%
Common Stock	L. Van Stillman, Esq. (6) Escrow Agent 1177 George Bush Blvd. Suite 308 Delray Beach, FL 33483	7,129,037	23.18%
	All Officers and Directors as a Group (3 Persons)	6,770,323	22.01%

(1)                Based on 30,755,895 shares of common stock outstanding.

(2)                 Indicates an Officer or Director of the Company.

(3)                 Mr. Mitchell submitted his resignation as an officer and director of youticket.com,inc., effective December 4, 2001.  His resignation as a director will be effective after the applicable filings with the SEC have been filed and any applicable waiting periods have passed for the new directors to take office.

(4)                 Mr. Swartz is President of Sobik's International Franchising, Inc. and its parent company, Ultimate Franchise Systems, Inc.

(5)                 Mr. Martin will be Chairman of the Board and Mr. Swartz will be a director after the applicable filings with the SEC have been filed and any applicable waiting periods have passed for the new directors to take office.

(6)                Mr. Stillman is escrow agent for several beneficial owners of the Company's common stock.  The shares have not yet been issued because the specific number of shares to be allocated among the beneficial owners has not been finally determined.  None of the beneficiaries of the escrow agreement will own, upon final allocation, more than 5% of the Company's stock.

              The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

            To the Company’s knowledge, as of the date of this Information Statement, Mr. Mitchell is current in all filings and the new officers and directors are in the process of completing initial questionnaires for the completion of the appropriate forms to be filed, and they are currently being prepared.

SIGNATURES

By order of the Board of Directors

/s/ John Martin
_________________

John Martin, President

Heathrow, Florida

February 15, 2002

Appendix A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

YOUTICKET.COM, INC.

             The undersigned being the President and Secretary of youticket.com, inc., a Nevada Corporation, hereby certify that by unanimous vote of the Board of Directors and a majority vote of the stockholders obtained on January 16, 2002, it was voted that this Certificate of Amendment of Articles of Incorporation be filed.

             The undersigned further certify that ARTICLE “ONE” of the Articles of Incorporation, originally filed on May 9, 1996, and as amended, are amended to read as follows:

ARTICLE “ONE” is hereby amended to read as follows:

            The name of the Corporation is Weight Loss Forever International, Inc.

             The undersigned hereby certify that they have on this ___ day of March, 2002 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                                                       /s/ John Martin
                                                                        _______________________________
                                                                        John Martin, President

                                                                       /s/ Christopher Swartz
                                                                        _______________________________
                                                                        Christopher Swartz, Secretary